Exhibit 99.1
MedAvail Reports First Quarter 2023 Financial Results

PHOENIX, Ariz. GlobeNewswire – May 18, 2023 – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”), an innovative pharmacy technology company, today reported financial results for the first quarter ended March 31, 2023.
“During the first quarter, we made good progress toward our mission of becoming a leader in the development and manufacture of pharmacy technology solutions in the short time since we announced the sale of certain of our SpotRx assets to CVS in January,” said Mark Doerr, Chief Executive Officer of MedAvail. “Our pipeline continues to grow, representing a mix of both new and existing partners, and we remain on track to achieve our previously stated goal of adding 25 net new dispensing MedCenters to our network this year. At the same time, we have continued to identify cost savings opportunities within our core technology business that will not only reduce our expense run rate and extend our cash runway but should serve to improve the partner experience as well. We will achieve these benefits primarily through faster, more seamless software integrations and the creation of an in-house service organization to replace a legacy third party relationship.

“Importantly, the regulatory landscape continues to evolve in our favor, with Colorado becoming the latest state to enact legislation that is favorable to remote kiosk pharmacy dispensing. Across the country, there are many other states that have yet to embrace the many benefits of kiosk pharmacy dispensing to both the clinic and the patient, which we view as an opportunity to significantly expand our addressable market over the long term. To that end, we continue to work with lawmakers in states where a favorable change is being considered.
“We are well financed, and with our expectation for topline growth and margin expansion, combined with expense efficiencies, we believe we can achieve operating cash flow breakeven without the need for additional dilutive equity financings. We have built a solid foundation from which to drive future growth, and I remain excited about the many opportunities in front of us, not only within our current primary care and urgent care channels, but other channels as well where remote kiosk dispensing can play an important role,” Mr. Doerr concluded.

First Quarter and Recent Developments

•Generated first quarter net revenue of $620,000 and placed four net new dispensing MedCenters.

•Completed a successful $16 million private placement in March 2023.

•Continued to build a pipeline of MedCenter deployments comprised of a mix of existing and new customers across the primary care and urgent care channels.

•Implemented additional cost savings and efficiency measures, primarily impacting the Development and Quality Assurance functions, intended to further reduce expenses and cash burn while improving the customer experience.

Exhibit 99.1
Financial Outlook
MedAvail is today reaffirming its prior guidance for the full year 2023. In addition, the Company has substantially completed its disposition of its previous retail pharmacy business as of March 31, 2023. The following comparison excludes discontinued operations.

The company expects total revenue for the pharmacy technology business to be approximately $3 million, which would represent greater than 100% growth over 2022 pharmacy technology revenue of $1.4 million.

MedAvail further expects full-year 2023 gross margins to be in excess of 60%.

In addition, the company expects to place 25 net new dispensing MedCenters in 2023, which would result in 57 cumulative net dispensing MedCenters generating revenue by the end of 2023.

Conference Call
MedAvail will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Thursday, May 18, 2023, to discuss its first quarter results. The conference call can be accessed live by dialing (877) 704-4453 for domestic callers or (201) 389-0920 for international callers.

To access the Call me™ feature, which provides instant phone access to the event, click https://callme.viavid.com/viavid/?callme=true&passcode=13736400&h=true&info=company-email&r=true&B=6.

A webcast of the conference call can be accessed at https://investors.medavail.com. The webcast will be archived and available for replay for at least 90 days after the event.

About MedAvail
MedAvail Holdings, Inc. (NASDAQ: MDVL) is a pharmacy technology company, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

Non-GAAP Financial Measures
MedAvail refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release. See the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

Forward Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding MedAvail's business strategy and market opportunity; potential future revenue and cost savings projections and expectations for growth and profitability; margin,

Exhibit 99.1
utilization and cost reduction improvements; new MedCenter placements; and regulatory developments. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MedAvail's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to our ability to successfully achieve the benefits of a pharmacy technology business and the efficiencies related to our restructuring and reorganization; the risk that MedAvail will not realize anticipated revenue growth, MedCenter placements or expense reductions; the possible loss of key employees, customers, or suppliers; and other risks discussed under the heading "Risk Factors" in MedAvail’s recent Annual Report on Form 10-K and MedAvail’s Quarterly Reports on Form 10-Q, and other filings MedAvail makes with the Securities and Exchange Commission in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:
Investor Relations
Investor Relations
Steven Halper/Caroline Paul
Managing Directors, LifeSci Advisors
ir@medavail.com

SOURCE MedAvail Holdings, Inc.

Exhibit 99.1
MEDAVAIL HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
Hardware and subscription revenue	$304	$165
Service revenue	316	100
Total revenue	620	265
Cost of products sold and services:
Hardware cost of products sold	245	81
Service costs	118	50
Total cost of products sold and services	363	131
Other operating expenses:
General and administrative	4,960	5,190
Selling and marketing	132	100
Research and development	176	258
Total operating expense	5,268	5,548
Operating loss	(5,011)	(5,414)
Loss on issuance of warrants	(10,424)	—
Gain from change in fair value of warrant liabilities	3,045	—
Interest income	1	1
Interest expense	(169)	(251)
Net loss and comprehensive loss from continued operations	(12,558)	(5,664)
Discontinued operations:
Loss from discontinued operations	(4,772)	(7,358)
Net loss	$(17,330)	$(13,022)

Basic and diluted net loss per share:
Loss from continued operations	$(0.16)	$(0.17)
Loss from discontinued operations	$(0.06)	$(0.22)
Weighted average shares outstanding - basic and diluted	80,270,494	32,921,969

Exhibit 99.1
MEDAVAIL HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$18,796	$11,444
Restricted cash	676	676
Accounts receivable	207	404
Inventories	8,701	3,994
Prepaid expenses and other current assets	2,072	2,569
Current assets from discontinued operations	2,079	4,842
Total current assets	32,531	23,929
Property, plant and equipment, net	789	5,261
Intangible assets, net	425	451
Right-of-use assets	773	624
Other assets	30	30
Long-term assets from discontinued operations	1,166	2,837
Total assets	$35,714	$33,132

Exhibit 99.1

MEDAVAIL HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Continued)
(Unaudited)
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2023	2022
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$898	$818
Accrued liabilities	592	552
Accrued payroll and benefits	1,240	1,379
Deferred revenue	275	152
Current portion of lease obligations	244	246
Current liabilities from discontinued operations	1,885	2,794
Total current liabilities	5,134	5,941
Warrant liabilities	23,378	—
Long-term debt, net	1,428	4,798
Long-term portion of lease obligations	590	441
Long-term liabilities from discontinued operations	1,015	1,128
Total liabilities	31,545	12,308
Commitments and contingencies
Stockholders' equity:
Common shares ($0.001 par value, 300,000,000 shares authorized, 80,480,641 and 80,169,719 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively)	81	81
Warrants	11,205	11,148
Additional paid-in-capital	256,847	256,229
Accumulated other comprehensive loss	(6,928)	(6,928)
Accumulated deficit	(257,036)	(239,706)
Total stockholders' equity	4,169	20,824
Total liabilities and stockholders' equity	$35,714	$33,132

Exhibit 99.1

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted EBITDA for a particular period as net (loss) income before interest, taxes, depreciation and amortization, and as further adjusted for initial loss on issuance of warrant liabilities, gain from change in fair value of warrants, loss from discontinued operations, and stock-based compensation expense.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results, like costs related to our discontinued operations that we believe are not relevant to our continuing pharmacy technology business. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

Exhibit 99.1
MEDAVAIL HOLDINGS, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(in thousands)

	Three Months Ended March 31,
	2023		2022
Net loss	$(17,330)	$(3,335)	$(13,022)
Adjustments to calculate EBITDA:
Interest income	(1)		(1)
Interest expense	169		254
Income tax expense	—		—
Depreciation and amortization (1)	733		432
EBITDA	$(16,429)		$(12,337)
Adjustments as follows:
Loss on issuance of warrants	10,424		—
Gain from change in fair value of warrant liabilities	(3,045)		—
Loss from discontinued operations	4,772		7,358
Share-based compensation expense	618		564
Adjusted EBITDA	$(3,660)		$(4,415)
(1) Excludes $151 thousand and $166 thousand in operating lease amortization for the three months ended March 31, 2023, and 2022, respectively.